UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 15, 2005
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 14, 2005, the Board of Directors elected Dr. Robert Hamlen as a Director, effective November 14, 2005, who shall hold office until the next annual election of directors and until his successor is duly elected and qualified. Martin G. Klein, Chairman and Chief Executive Officer, introduced Dr. Hamlen as a potential candidate to the Registrant. After performing the due diligence that the members of the Board of Directors determined, in their reasonable business judgment, was appropriate under the circumstances, the Board of Directors decided to elect Dr. Hamlen to the Board of Directors.

There are no family relationships between Dr. Hamlen and any of the other executive officers or directors of the Registrant. During the past two years, the Registrant has not been a party to any transactions, or proposed transactions, that Dr. Hamlen has, or had, a material interest.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

By:

Name: Martin G. Klein
Title: Chairman and Chief Executive Officer

Dated: November 15, 2005